                                                                    EXHIBIT 10.7





                           SECOND AMENDED AND RESTATED

                       IRVINE APARTMENT MANAGEMENT COMPANY


                              PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE I

                                   FORMATION OF PARTNERSHIP

1.1     Defined Terms.......................................................................1
1.2     Formation and Effective Date of Agreement...........................................5
1.3     Name and Principal Place of Business................................................5
1.4     Agreement...........................................................................5
1.5     Business............................................................................5
1.6     Term................................................................................6

                                          ARTICLE II

                                           PARTNERS

2.1     Limited Liability...................................................................6
2.2     Current Partners....................................................................6
2.3     Admission of Substitute Partners....................................................6
2.4     Resignation or Withdrawal of a Partner..............................................6
2.5     Transactions with the Partnership...................................................6
2.6     Partners Are Not Agents; No Management Authority....................................6

                                         ARTICLE III

                                   CONTRIBUTIONS TO CAPITAL

3.1     Capital Contributions...............................................................7
3.2     Additional Contributions............................................................7
3.3     AMC Loan............................................................................7
3.4     Third Party Financing...............................................................7
3.5     Interest............................................................................7

                                          ARTICLE IV

                                MANAGEMENT OF THE PARTNERSHIP

4.1     Managing General Partner............................................................8
4.2     Certain Actions Requiring Approval of TIC...........................................9
4.3     No Compensation....................................................................10
4.4     Amendment of Filings...............................................................10
4.5     Annual Business Plan and Annual Budget.............................................10

                                          ARTICLE V

                                           NOTICES

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
5.1     Notices............................................................................10
5.2     Waiver of Notice...................................................................10

                                          ARTICLE VI

                                    ACCOUNTING AND RECORDS

6.1     Financial and Tax Reporting........................................................11
6.2     Supervision; Inspection of Books...................................................11
6.3     Reliance on Records and Books of Account...........................................11
6.4     Tax Returns........................................................................12
6.5     Bank Accounts......................................................................12
6.6     Accounting Decisions and Reliance on Others........................................12
6.7     Tax Matters for the Partnership Handled by Tax Matters Partner.....................12

                                         ARTICLE VII

                                         ALLOCATIONS

7.1     Allocation of Net Income or Net Loss...............................................12
7.2     Special Tax Provisions.............................................................12

                                         ARTICLE VIII

                                        DISTRIBUTIONS

8.1     Distributions......................................................................13
8.2     Distributions in Kind..............................................................14
8.3     Restriction on Distributions and Withdrawals.......................................14
8.4     No Other Withdrawals...............................................................14

                                          ARTICLE IX

                              TRANSFER OF PARTNERSHIP INTERESTS

9.1     Transfer...........................................................................15
9.2     Rights of Assignees................................................................15

                                          ARTICLE X

                         INDEMNIFICATION AND LIMITATION OF LIABILITY

10.1    Indemnification....................................................................15
10.2    Limitation of Liability............................................................16

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
                                                                                          ----
                                          ARTICLE XI

                                     TERMINATION; DEFAULT

11.1    Termination........................................................................17
11.2    Authority to Wind Up...............................................................17
11.3    Winding Up and Certificate of Dissolution..........................................17
11.4    Distribution of Assets.............................................................17
11.5    Deficit Capital Account............................................................18
11.6    Default............................................................................18
11.7    No Action for Dissolution..........................................................19

                                         ARTICLE XII

                                    INTENTIONALLY DELETED


                                         ARTICLE XIII

                                        MISCELLANEOUS

13.1    Amendment..........................................................................19
13.2    Withholding Taxes..................................................................19
13.3    Further Assurances.................................................................19
13.4    Binding Effect.....................................................................20
13.5    Governing Law......................................................................20
13.6    Entire Agreement...................................................................20
13.7    Counterparts.......................................................................20
13.8    Parties in Interest................................................................20
13.9    Pronouns; Statutory References.....................................................20
13.10   Headings...........................................................................20
13.11   Interpretation.....................................................................20
13.12   References to this Agreement.......................................................20
13.13   Exhibits...........................................................................20
13.14   Severability.......................................................................20
13.15   Attorney Fees......................................................................21
13.16   Time is of the Essence.............................................................21
13.17   Remedies Cumulative................................................................21
13.18   Confidentiality and Publicity......................................................21

              SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT OF

                       IRVINE APARTMENT MANAGEMENT COMPANY

               THIS SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT (this "AGREEMENT") is entered into effective as of March 30, 2001, by and between APARTMENT MANAGEMENT COMPANY, LLC, a Delaware limited liability company ("AMC"), and THE IRVINE COMPANY, a Delaware corporation ("TIC").

                                 R E C I T A L S

               WHEREAS, AMC and WESTERN NATIONAL SECURITIES d/b/a WESTERN NATIONAL PROPERTY MANAGEMENT, a California corporation ("WNPM") are parties to that certain Partnership Agreement of Irvine Apartment Management Company dated as of March 12, 1998, as amended by that certain First Amendment to Partnership Agreement of Irvine Apartment Management Company dated as of June 21, 1999 between AMC and WNPM (as amended, the "ORIGINAL PARTNERSHIP AGREEMENT").

               WHEREAS, AMC and WNPM are parties to that certain Amended and Restated Partnership Agreement of Irvine Apartment Management Company dated as of January 1, 2000, (the "RESTATED PARTNERSHIP AGREEMENT") which amended and restated the Original Partnership Agreement in its entirety.

               WHEREAS, pursuant to that certain Purchase and Sale Agreement for Partnership Interest dated as of March 30, 2001, TIC shall purchase on the Effective Date (as hereafter defined) a twenty-five percent (25%) Partnership Interest (as hereafter defined) in the Partnership (as hereafter defined) from WNPM, constituting all of WNPM's Partnership Interest in the Partnership.

               WHEREAS, AMC and TIC desire to amend and restate the Restated Partnership Agreement in its entirety to provide for the governance, management and operation of the Partnership from and after the date of this Agreement, and to provide for certain other matters, all as more particularly described in this Agreement, which amendment and restatement will be effective as of March 30, 2001 (the "EFFECTIVE DATE").

               NOW, THEREFORE, with reference to and in reliance on the foregoing Recitals, which Recitals are hereby incorporated into this Agreement, and in consideration of the respective covenants and agreements of the parties set forth herein, the parties hereby amend and restate in its entirety the Restated Partnership Agreement as of the Effective Date and, from and after the Effective Date, the Partnership shall be governed by the following provisions:

                                    ARTICLE I

                            FORMATION OF PARTNERSHIP

               1.1 DEFINED TERMS: When used in this Agreement, the following terms have the meanings set forth below:

               "ACT" means the general partnership laws of the State of California, as amended from time to time.

               "ACCOUNTING PERIOD" means the period beginning on the 1st of January and ending on the 31st of December; provided, however, a new Accounting Period will commence on any date on which an additional or Substitute Partner is admitted to the Partnership or a Partner ceases to be a Partner for any reason.

               "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with another Person. The term "control," as used in the immediately preceding sentence, means, with respect to a corporation or limited liability company the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any other Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity whether by contract or otherwise.

               "AGREEMENT" means this Amended and Restated Partnership Agreement, as the same may be amended from time to time.

               "ASSETS" means all apartment projects owned by IAC or TIC during the term of the Property Management Agreements and located in California, and, at the respective election of IAC or TIC, in each's sole and absolute discretion and without any obligation to do so, any other apartment projects owned by IAC or TIC during the term of the Property Management Agreements.

               "ASSIGNEE" means a transferee of all or any portion of a Partner's Partnership Interest who has not been admitted as a Substitute Partner.

               "BANKRUPTCY" means with respect to any Person: (a) the filing of an application by a Partner for, or such Partner's consent to, the appointment of a trustee, receiver, or custodian of such Partner's other assets; (b) the entry of an order for relief with respect to a Partner in proceedings under the United States Bankruptcy Code, as amended or superseded from time to time; (c) the making by a Partner of a general assignment for the benefit of creditors;
(d) the entry of an order, judgment, or decree by any court of competent jurisdiction appointing a trustee, receiver, or custodian of the assets of a Partner unless the proceedings and the person appointed are dismissed within ninety (90) days; or (e) the failure by a Partner generally to pay such Partner's debts as the debts become due within the meaning of Section 303(h)(1) of the United States Bankruptcy Code, as determined by a bankruptcy court, or the admission in writing of such Partner's inability to pay its debts as they become due.

               "BUDGET" means an operating budget for the Partnership prepared by the officers of the Partnership and approved by the Managing General Partner, and any revisions thereto approved by the Managing General Partner.

               "BUSINESS PLAN" means the annual business plan for the Partnership prepared by Managing General Partner and any revisions thereto.

               "CAPITAL ACCOUNT" means a capital account for each Partner which is equal to the:

                      (i) the amount of such Partner's capital contributions as of the Effective Date; increased by

                      (ii) the aggregate capital contributions made, or deemed to be made, by such Partner after the Effective Date; increased by

                      (iii) all items of income and gain allocated to such Partner; decreased by

                      (iv) the amount of cash (or agreed value of property) of cash or property distributions made, or deemed to be made, to such Partner; and decreased by

                      (v) all items of deduction or loss allocated to such Partner.

               "CERTIFICATE" means the Statement of Partnership recorded as Instrument No. 19980152318 in the Official Records of Orange County, California and as Instrument No. 1998-6752629 in the Official Records of San Diego County, California, as amended by that certain First Amendment to Certificate of Partnership (Orange County) and by that certain First Amendment to Certificate of Partnership (San Diego), each recorded respectively in the Official Records of Orange and San Diego Counties, and as amended from time to time.

               "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

               "FISCAL YEAR" means the period from July 1st to June 30th of each year, or as otherwise required by law. The tax returns shall be filed on a calendar year basis, unless otherwise required by law or determined by the Tax Matters Partner.

               "IAC" means Irvine Apartment Communities, L.P., a Delaware limited partnership.

               "MANAGING GENERAL PARTNER" means AMC, or any successor appointed in accordance with the terms of this Agreement.

               "NET CASH FLOW FROM OPERATIONS" means, for any period, the gross revenue actually received by the Partnership during such period, minus (1) all costs of operation of the Partnership actually incurred during such period, (2) such reserves as are necessary to meet future obligations, including, without limitation, contingent obligations, and (3) amounts then due and payable with respect to any loans made to the Partnership by third Persons.

               "NET INCOME OR NET LOSS" means for any Accounting Period the amount computed on an accrual basis as of the last day thereof of the net income or loss computed under federal income tax principles and as adjusted pursuant to the Treasury Regulations promulgated under Section 704(b) of the Code.

               "PARTNER" means each Person who (a) is an initial signatory to this Agreement, has been admitted to the Partnership as a Partner in accordance with the Certificate or this Agreement or is a Substitute Partner and (b) has not resigned, withdrawn, been expelled or dissolved.

               "PARTNERSHIP" means the California general partnership formed by the Original Partnership Agreement as amended and restated.

               "PARTNERSHIP INTEREST" means the rights of a Partner in the Partnership, including the Partner's economic interest, any right to vote or participate in management, and any right to information concerning the business and affairs of the Partnership. All Partnership Interests are personal property.

               "PARTNERSHIP PERCENTAGE" means the percentage ownership of a Partner in the Partnership. As of the Effective Date, the Partnership Percentage of AMC is seventy-five percent (75%) and the Partnership Percentage of TIC is twenty-five percent (25%).

               "PERSON" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or representative capacity.

               "PRIME RATE" means a rate of interest equal to the "prime rate" announced, from time to time, by Bank of America NT & SA. For purpose of calculating interest under this Agreement, the Prime Rate will change when and as Bank of America announces a change in its prime rate.

               "PROPERTY MANAGEMENT AGREEMENTS" means collectively, (i) that certain Amended and Restated Property Management Agreement between IAC and the Partnership providing for the management and operation of the Assets owned by IAC, as amended from time to time, and (ii) that certain Property Management Agreement between TIC and the Partnership providing for the management and operation of the Assets owned by TIC, as amended from time to time.

               "SUBSTITUTE PARTNER" means an Assignee who has been admitted to all the rights of membership pursuant to this Agreement.

               "TAX MATTERS PARTNER" is AMC or any successor appointed in accordance with the terms of this Agreement.

               "TREASURY REGULATIONS" means regulations issued pursuant to the Code.

               1.2 FORMATION AND EFFECTIVE DATE OF AGREEMENT. The Partners have formed a general partnership pursuant to the provisions of the Act. The Partners agree to execute all documents and to undertake all other acts, as reasonably may be deemed necessary by any Partner, in order to comply with the requirements of the laws of the State of California (and all other applicable jurisdictions) for the formation, continuation, registration, qualification and operation of a partnership in accordance with and subject to the terms of this Agreement. The rights and liabilities of the Partners will be determined pursuant to the Act and this Agreement. To the extent the rights or obligations of any Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement will control to the extent permitted by the Act. The relationship of the parties under this Agreement shall commence on the effective date hereof, and the Partnership shall dissolve and terminate in accordance with the provisions of this Agreement.

               1.3 NAME AND PRINCIPAL PLACE OF BUSINESS. Unless and until amended in accordance with this Agreement and the Act, the name of the Partnership is "IRVINE APARTMENT MANAGEMENT COMPANY" The business of the Partnership may be conducted under that name or, upon compliance with applicable laws, any other name that the Managing General Partner deems appropriate or advisable. The principal place of business of the Partnership in California is 43 Discovery, Irvine, California 92718, or in such other place or places as the Managing General Partner from time to time determines. Upon the effective date of the Original Partnership Agreement, the Partners signed, filed and published in the appropriate manner a Certificate of Fictitious Name as required by Sections 17900 and 17930 of the California Business and Professions Code, and signed, acknowledged and recorded a Certificate of Partnership in the Official Records of Orange County, San Diego County and in every other County in which the Partnership does business. The Managing General Partner shall file any other filings, and any amendments thereto, that it considers appropriate or advisable.

               1.4 AGREEMENT. For and in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners executing this Agreement hereby agree to the terms and conditions of this Agreement, as it may from time to time be amended. It is the express intention of the parties hereto that this Agreement be the sole statement of agreement between or among them with respect to the Partnership from and after the Effective Date. The Restated Partnership Agreement shall govern the rights, obligations and liabilities of the Partners for the period prior to the Effective Date, and any indemnifications provided for in the Restated Partnership Agreement (and any guaranties thereof) with respect to claims that accrued prior to the Effective Date shall survive the amendment and restatement of the Restated Partnership Agreement.

               1.5 BUSINESS. The sole purpose of the Partnership is to manage, operate and lease the Assets for the benefit of IAC and TIC, as the owners of the Assets, pursuant to the terms of the Property Management Agreements, and to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the business, objectives, and purposes herein set forth. The Partnership shall conduct no other business.

               1.6 TERM. The Partnership was formed on March 12, 1998. Unless the Partners otherwise agree and absent a termination by a Partner upon the occurrence of an Event of Default, the term of the Partnership will continue until the expiration or earlier termination of the term of the Property Management Agreements and for so long thereafter as the Partners may determine, in their reasonable discretion, is in the best interests of the Partnership and its Partners, but in no event beyond December 31, 2018, unless all of the Partners otherwise agree.

                                   ARTICLE II

                                    PARTNERS

               2.1 LIMITED LIABILITY. Except as required under the Act or as expressly set forth in this Agreement, no Partner is personally liable for any debt, obligation, or liability of the Partnership, whether that liability or obligation arises in contract, tort, or otherwise.

               2.2 CURRENT PARTNERS. The Current Partners of the Partnership are AMC and TIC.

               2.3 ADMISSION OF SUBSTITUTE PARTNERS. Notwithstanding any other provision of this Agreement, no Assignee of a Partnership Interest may be admitted as a Substitute Partner without the prior written consent of all of the Partners. If so admitted, the Substitute Partner will have all the rights and powers and will be subject to all the restrictions and liabilities of the

Partner that originally assigned the Partnership Interest. The admission of a Substitute Partner does not release any Partner from liability to the Partnership that may have existed prior to such substitution.

               2.4 RESIGNATION OR WITHDRAWAL OF A PARTNER. Except as otherwise specifically required by the Act or this Agreement, and subject to the provisions for transfer contained in Article X, no Partner may resign or withdraw from membership in the Partnership or withdraw its interest in the capital of the Partnership.

               2.5 TRANSACTIONS WITH THE PARTNERSHIP. A Partner may not lend money to or transact business with the Partnership except in accordance with the terms of this Agreement.

               2.6 PARTNERS ARE NOT AGENTS; NO MANAGEMENT AUTHORITY. Pursuant to this Agreement and the Certificate, the sole and exclusive right and authority to manage the business and affairs of the Partnership is vested in the Managing General Partner. Except as expressly authorized by this Agreement or expressly required by the Act, no Partner shall be an agent of the Partnership nor shall any Partner have the power or authority to bind or execute any instrument on behalf of the Partnership. The Partners have no power to participate in the management of the Partnership except as expressly authorized by this Agreement or the Certificate and except as expressly required by the Act.

                                   ARTICLE III

                            CONTRIBUTIONS TO CAPITAL

               3.1 CAPITAL CONTRIBUTIONS. As of the Effective Date, AMC's Capital Contributions total Seventy-Five Thousand Dollars ($75,000) and TIC's Capital Contributions total Twenty-Five Thousand Dollars ($25,000).

               3.2 ADDITIONAL CONTRIBUTIONS. No Partner is required to contribute or loan additional capital to the Partnership. No third party shall have the right under any circumstances to require a Partner to make any additional capital contributions to the Partnership.

               3.3 PARTNER LOAN. If additional capital is needed in order to enable the Partnership to meet its existing or anticipated obligations, or if excess capital is available, AMC or TIC may elect, in its sole and absolute discretion and without any obligation to do so, to make a loan (a "PARTNER LOAN") to the Partnership, or the Partnership may make a loan to the Partner, on such terms and conditions as are reasonably acceptable to AMC or TIC. Each Partner Loan must be repaid prior to any distributions to the Partners pursuant to this Agreement.

               3.4 THIRD PARTY FINANCING. If AMC and TIC elect not to make a Partner Loan, subject to the provisions of Section 4.2, the Partnership may obtain third party financing on such terms and conditions as are acceptable to the Managing General Partner.

               3.5 INTEREST. Except as provided in this Article III, no Partner is entitled to any interest with respect to any contributions to the Partnership.

                                   ARTICLE IV

                          MANAGEMENT OF THE PARTNERSHIP

               4.1 MANAGING GENERAL PARTNER. The Managing General Partner has the sole and exclusive power, authority and control of all management powers relating to the operations of the Partnership. Without in any way limiting the foregoing and for purposes of illustration and not limitation, the Managing General Partner has the sole power and authority to authorize and approve the following matters:

               (a) The organizational structure of the Partnership, including, without limitation, the number of staff positions and general job descriptions for each position.

               (b) Hiring and firing of the president or any vice president of the Partnership;

               (c) Compensation (including annual bonuses, if any) for the president and any vice president or any area manager of the Partnership and payroll schedules reflecting a range of compensation for all other positions;

               (d) Any subcontract with a Partner or an Affiliate of a Partner entered into pursuant to the Property Management Agreements and any annual renewal of any such subcontract;

               (e) Any determination to accept a Partner Loan;

               (f) Any Business Plan;

               (g) Intentionally Deleted;

               (h) Adjusting, settling or compromising any claim against the Partnership;

               (i) The sale, transfer or other conveyance of any Partnership property unless contemplated in the then current Business Plan;

               (j) The incurrence, directly or indirectly, of any non-recourse debt;

               (k) Entering into any contracts other than the Property Management Agreements and contracts contemplated in the current Budget or Business Plan;

               (l) Instituting any litigation other than as contemplated in the Property Management Agreements;

               (m) Filing Bankruptcy or otherwise seeking relief under any insolvency laws; and

               (n) The termination and liquidation of the Partnership following a termination or expiration of the Property Management Agreements.

               4.2 CERTAIN ACTIONS REQUIRING CONSENT OF TIC. Notwithstanding the provisions of Section 4.1, the Managing General Partner may not take any of the following actions without the approval of TIC:

               (a) The incurrence, directly or indirectly, of any recourse debt;

               (b) The admission of new Partners and Substitute Partners; and

               (c) A change in the business purpose of the Partnership as set forth in Section 1.6 or ceasing to do business prior to the expiration of the Property Management Agreements.

               4.3 NO COMPENSATION. No Partner, including, without limitation, the Managing General Partner, is entitled to any compensation or overhead in connection with any services provided to the Partnership by such Partner.

               4.4 AMENDMENT OF FILINGS. The Managing General Partner has the duty and authority to amend all filings of the Partnership as and to the extent necessary to reflect any and all changes or corrections necessary or appropriate as a result of any action taken in accordance with the terms of this Agreement.

               4.5 ANNUAL BUSINESS PLAN AND ANNUAL BUDGET. At least sixty (60) days before the beginning of each Fiscal Year, the Managing General Partner shall prepare a proposed draft Business Plan and the officers shall prepare and submit to the Managing General Partner for its review and approval a proposed draft operating Budget. The draft Budgets must be consistent with the proposed Business Plan submitted by the Managing General Partner. If for whatever reason the Managing General Partner has not, by the beginning of a Fiscal Year, approved a Budget for such Fiscal Year, then the officers of the Partnership shall continue the operation of the Partnership in the ordinary course pending approval of a Budget for the then current Fiscal Year. For this purpose, the "ordinary course" means taking such actions and making such necessary expenditures as, in the good faith judgment of such officers, are necessary in order to preserve and protect the Partnership's assets and honor existing commitments of the Partnership.

                                    ARTICLE V

                                     NOTICES

               5.1 NOTICES. Whenever, under the provisions of the Act or this Agreement, notice is required to be given to any Partner, such notice shall be given in writing addressed to the Partner at its address as it appears on the records of the Partnership, and will be deemed effectively given upon personal delivery, confirmation of receipt of delivery by facsimile, or three (3) days after deposit in the United States mail, by registered or certified mail, return receipt requested.

               5.2 WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed equivalent thereto.

                                   ARTICLE VI

                             ACCOUNTING AND RECORDS

               6.1 FINANCIAL AND TAX REPORTING. The Managing General Partner shall prepare financial statements in accordance with generally accepted accounting principles as from time to time in effect and shall prepare the Partnership's income tax information returns using such methods of accounting and tax year as Managing General Partner and Tax Matters Partner deem necessary or appropriate under the Code and Treasury Regulations. Managing General Partner shall submit for the review and approval by AMC (and Tax Matters Partner if other than AMC) a draft of the Partnership's income tax information returns no later than March 15th of the following year and a final version of the Partnership's income tax information returns incorporating any comments that AMC (and Tax Matters Partner, if other than AMC) may have no later than March 31st of the following year.

               6.2 SUPERVISION; INSPECTION OF BOOKS.

               (a) Proper and complete books of account and records of the business of the Partnership shall be kept under the supervision of the Managing General Partner at the Partnership's principal office and at such other place as designated by the Managing General Partner. The Managing General Partner shall give notice to each Partner of any changes in the location of such books and records. Such books and records must be open to inspection, audit and copying by any Partner, or its designated representative, upon reasonable notice at any time during business hours for any purpose reasonably related to the Partner's Partnership Interest in the Partnership. Any information so obtained or copied must be kept and maintained in strictest confidence except as required by law.

               (b) Upon reasonable notice to the Managing General Partner given within 90 days after the end of each calendar quarter, the other Partner, at its sole cost and expense, or its representatives may perform such audit procedures on the books and records of the Partnership as deemed appropriate by such other Partner in its reasonable discretion. Managing General Partner shall cooperate to the fullest extent possible and in a timely manner with any such audit, and Managing General Partner shall not interfere with the performance of any audit procedure. In no event may any such audit be performed more than four times in each calendar year.

               6.3 RELIANCE ON RECORDS AND BOOKS OF ACCOUNT. Any Partner may rely in good faith upon the records and books of account of the Partnership and upon such information, opinions, reports or statements presented to the Partnership by the Managing General Partner, any of its Partners, officers, employees or committees, or by any other person, as to matters the Partner reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Partnership, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Partnership or any other facts pertinent to the existence and amount of assets from which distributions to Partners might properly be paid.

               6.4 TAX RETURNS. Managing General Partner shall, within ninety
(90) days after the end of each taxable year, file a federal income tax information return and transmit to each Partner a schedule showing such Partner's distributive share of the Partnership's income, deductions and credits, and all other information necessary for such Partners timely to file their respective federal income tax returns. Managing General Partner similarly shall file, and provide information to the Partners regarding, all appropriate state and local income tax returns.

               6.5 BANK ACCOUNTS. The Managing General Partner shall maintain the funds of the Partnership in one or more separate bank accounts in the name of the Partnership, and shall not permit the funds of the Partnership to be commingled in any fashion with the funds of any other Person.

               6.6 ACCOUNTING DECISIONS AND RELIANCE ON OTHERS. Managing General Partner shall make decisions as to accounting matters, except as otherwise specifically set forth herein. The Managing General Partner may rely upon the advice of the Partnership's accountants as to whether such decisions are in accordance with accounting methods followed for federal income tax purposes.

               6.7 TAX MATTERS FOR THE PARTNERSHIP HANDLED BY TAX MATTERS PARTNER. The Tax Matters Partner shall from time to time cause the Partnership to make such tax elections as it deems to be in the best interests of the Partnership and the Partners. The Tax Matters Partner, as defined in Code
Section 6231, shall represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting judicial and administrative proceedings, and shall expend the Partnership funds for professional services and costs associated therewith. Each Partner shall cooperate with the Tax Matters Partner and agrees to do or refrain from doing anything reasonably requested by the Tax Matters member with respect to any such proceedings. The Tax Matters Partner shall oversee the Partnership's tax affairs in the overall best interests of the Partnership. If for any reason the Tax Matters Partner can no longer serve in that capacity or is no longer a Partner, the Managing General Partner may designate another Partner to be the Tax Matters Partner.

                                   ARTICLE VII

                                   ALLOCATIONS

               7.1 ALLOCATION OF NET INCOME OR NET LOSS. For each Accounting Period, Net Income and Net Loss shall be allocated to the Partners in proportion to the amounts distributed to such Partners pursuant to Section 8.1.

               7.2 SPECIAL TAX PROVISIONS.

               (a) Treatment as Partnership. The Partners expect and intend that the Partnership be treated as a partnership for all federal income tax purposes. Each Partner agrees that it (i) will not, on any federal, state, local or other tax return, take a position inconsistent with such expectation and intent; (ii) otherwise assert a position inconsistent with such expectation and intent; or
(iii) do any act or thing which could cause the Partnership to be treated as other than a partnership for federal income tax purposes.

               (b) Tax Allocations. Except as otherwise provided in this Article VII, items of income, gain, loss or deduction recognized for income tax purposes will be allocated in the same manner that the corresponding items entering into the calculation of Net Income and Net Loss are allocated pursuant to this Agreement.

               (c) Section 704(c) Adjustments. In accordance with Code Section 704(c) and the Treasury Regulations thereunder, items of income, gain, loss and deduction with respect to an asset, if any, contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its value upon contribution to the Partnership.

               (d) Section 754 Election. A Code Section 754 election may be made for the Partnership at the sole and absolute discretion of the Tax Matters Partner. If an adjustment to the adjusted tax basis of any Partnership asset is required under Code Section 734(b) or Code Section 743(b) pursuant to a Code
Section 754 election by the Partnership, subsequent allocations of tax items shall reflect such adjustment consistent with the Treasury Regulations promulgated under Sections 704, 734 and 743 of the Code.

               (e) Allocations upon Transfers of Partnership Interests. If, during an Accounting Period, a Partner transfers all or a portion of its Partnership Interest to another Person in compliance with this Agreement, items of Net Income and Net Loss, together with corresponding tax items, that otherwise would have been allocated to the transferring Partner with regard to such Accounting Period will be allocated between the transferring Partner and the Substitute Partner in accordance with their respective Partnership Percentages during the Accounting Period using any method permitted by Section 706 of the Code and selected by the Tax Matters Partner.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

               8.1 DISTRIBUTIONS. Net Cash Flow from Operations shall be distributed, at such reasonable intervals (not less frequently than quarterly) as are determined by the Managing General Partner, in the following order of priority:

               (a) First, to Partners with respect to any unpaid Partner Loan until all principal and accrued interest on such Partner Loan is paid in full. If, at the time any distribution is made pursuant to this Section 8.1(a), there is more than one Partner Loan outstanding, payments of interest on, and the principal amount of a Partner Loan shall be made in the reverse order in which the Partner Loans were made. For example, the accrued but unpaid interest on the outstanding Partner Loans at any time shall be paid first on the Partner Loan made most recently to the date of the payment. Payments in connection with a Partner Loan shall be made first, to pay all accrued but unpaid interest on such Partner Loan and second, to pay the outstanding principal balances of such Partner Loan.

               (b) Second, to each Partner, pro rata in accordance with such Partner's Partnership Percentage.

               8.2 DISTRIBUTIONS IN KIND. All distributions shall be made in cash or cash equivalents unless the Partners have approved a distribution of assets in kind.

               8.3 RESTRICTION ON DISTRIBUTIONS AND WITHDRAWALS.

               (a) Restriction on Distributions. The Partnership shall not make any distribution to the Partners unless, immediately after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their interests in the Partnership and liabilities as to which recourse of creditors is limited to specified property of the Partnership, do not exceed the fair value of the Partnership assets. For purposes of the preceding sentence, the fair value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Partnership assets only to the extent the fair value of the property exceeds such liability.

               (b) Restriction on Withdrawals. No Partner will be liable to the Partnership for the amount of a distribution received if, at the time of the distribution, such Partner did not know that the distribution was in violation of this Section 8.3. A Partner that receives a distribution in violation of this
Section 8.3, and that knew at the time of the distribution that the distribution violated such condition, will be liable to the Partnership for the amount of the distribution.

               8.4 NO OTHER WITHDRAWALS. Except as provided in this Article VIII, no withdrawals or distributions are required or permitted.

                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

               9.1 TRANSFER. Except as expressly provided to the contrary in this Article IX, no Partner may transfer, sell, encumber, mortgage, assign or otherwise dispose of all or any portion of its Partnership Interest (hereinafter, a "TRANSFER") without the prior written consent of the other Partner, which consent may be withheld in such Partner's sole and absolute discretion. Any purported transfer of all or any portion of a Partner's Partnership Interest in contravention of this Article IX is void and of no effect to, on or against the Partnership, any Partner, any creditor of the Partnership or any claimant against the Partnership.

               9.2 RIGHTS OF ASSIGNEES. The Assignee of a Partnership Interest has no right to vote or to participate in the management of the business and affairs of the Partnership or to become a Partner. The Assignee is only entitled to receive distributions and to be allocated the Net Profits and Net Losses attributable to the Partnership Interest transferred to the Assignee.

                                    ARTICLE X

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

               10.1 INDEMNIFICATION.

               (a) Partners. To the fullest extent permitted by the Act and by applicable law, the Partners and the partners, members, shareholders, controlling Persons, officers, directors and employees of the Partners (herein referred to as "INDEMNITEES") shall, in accordance with this Section 10.1 be indemnified and held harmless by the Partnership from and against any and all loss, claims, damages, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims (including reasonable attorneys' fees and expenses), demands, actions, suits or proceedings (civil, criminal, administrative or investigative) (collectively, "CLAIMS") in which they may be involved, as a party or otherwise, by reason of their management of, or involvement in, the affairs of the Partnership, or rendering of advice or consultation with respect thereto, or which relate to the Partnership, its properties, business or affairs, if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe the conduct of such Indemnitee was unlawful. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership or that the Indemnitee had reasonable cause to believe that the Indemnitee's conduct was unlawful (unless there has been a final adjudication in the proceeding that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Partnership; or that the Indemnitee did have reasonable cause to believe that the Indemnitee's conduct was unlawful).

               (b) Persons. The Partnership may also indemnify any Person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the Partnership to procure a judgment in its favor by reason of the fact that such Person is or was an officer, employee or agent of the Partnership, against expenses actually or reasonably incurred by such Person in connection with the defense or settlement of such action, if such Person acted in good faith and in a manner such Person reasonably believed to be in, or not opposed to, the best interests of the Partnership, except that indemnification shall be made in respect of any claim, issue or matter as to which such Person has been adjudged to be liable for misconduct in the performance of the Person's duty to the Partnership only to the extent the court in which such action or suit was brought, or another court of appropriate jurisdiction, determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. To the extent the Person has been successful on the merits or otherwise in defense of any proceedings referred to herein, or in defense of any claim, issue or matter therein, the Person shall be indemnified by the Partnership against expenses actually and reasonably incurred by the Person in connection therewith. Notwithstanding the foregoing, no Person is entitled to indemnification hereunder for any conduct arising from the gross negligence or willful misconduct of such Person or reckless disregard in the performance of its duties hereunder.

               (c) Expenses. Expenses (including reasonable attorneys' fees and expenses) incurred in defending any proceeding under Sections 10.1(a) or (b) may be paid by the Partnership in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Partnership as authorized hereunder.

               (d) Exclusive Right. The indemnification provided by this Section
10.1 shall not be deemed to be exclusive of any other rights to which any Person may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in a Person's official capacity and to action in another capacity.

               (e) Insurance. The Managing General Partner may purchase and maintain insurance on behalf of the Partnership, any employees or agents of the Partnership and any other Indemnitees at the expense of the Partnership, against any liability asserted against or incurred by them in any such capacity whether or not the Partnership would have the power to indemnify such Persons against such liability under the provisions of this Agreement.

               10.2 LIMITATION OF LIABILITY. Except as expressly required to the contrary by the Act or other applicable law, (a) notwithstanding anything to the contrary herein contained, the debts, obligations and liabilities of the Partnership shall be solely the debts, obligations and liabilities of the Partnership and (b) no Partners will be obligated personally for any such debt, obligation or liability of the Partnership solely by reason of being a Partner of the Partnership. Neither Partner has any obligation to make any capital contribution to the Partnership in order to fund any indemnification obligation described in Section 10.1.

                                   ARTICLE XI

                              TERMINATION; DEFAULT

               11.1 TERMINATION. The Partnership will be dissolved, its assets disposed of and its affairs wound up upon the first to occur of the following:

               (a) Expiration. The expiration of its stated term;

               (b) Vote. The vote of the Partners;

               (c) Judicial Dissolution. The entry of a decree of judicial dissolution under the Act.

               (d) Default. A non-defaulting Partner's election to terminate the Agreement pursuant to Section 11.6 of the Agreement.

               11.2 AUTHORITY TO WIND UP. Upon the occurrence of any event specified in Section 11.1, the Partnership will continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Managing General Partner has all necessary power and authority required to marshal the assets of the Partnership, to pay its creditors, to distribute assets and otherwise wind up the business and affairs of the Partnership. In particular, the Managing General Partner has the authority to continue to conduct the business and affairs of the Partnership insofar as such continued operation remains consistent with the orderly winding up of the Partnership.

               11.3 WINDING UP AND CERTIFICATE OF DISSOLUTION. The winding up of the Partnership will be completed when all debts, liabilities and obligations of the Partnership have been paid and discharged or reasonably adequate provision therefore has been made, and all of the remaining property and assets of the Partnership have been distributed. Upon the completion of winding up of the Partnership, the Managing General Partner shall make all filings necessary to terminate the existence of the Partnership.

               11.4 DISTRIBUTION OF ASSETS. Upon dissolution and winding up of the Partnership, the affairs of the Partnership shall be wound up and the Partnership liquidated. The assets of the Partnership shall be distributed as follows in accordance with the Act:

               (a) To third party creditors of the Partnership in the order of priority provided by law; and

               (b) To each Partner, pro rata in accordance with such Partner's Partnership Percentage until each Partner's Capital Contribution has been reduced to zero; and

               (c) To AMC and TIC pro rata in accordance with their respective Partnership Interests.

               11.5 DEFICIT CAPITAL ACCOUNT. Upon liquidation of the Partnership, each Partner shall look solely to the assets of the Partnership for the return of such Partner's capital in the Partnership. Except as expressly required to the contrary by the Act, no Partner is personally liable, either to the other Partner or to any third Person, for a deficit capital account balance of such Partner, it being expressly understood that the payment of the Partnership's debts and the distribution of liquidation proceeds shall be made solely from existing Partnership assets.

               11.6 DEFAULT. The following each constitute an "EVENT OF DEFAULT" under this Agreement.

               (a) A material breach of a Partner's obligation under the Agreement which continues for thirty (30) days after delivery of written notice; or

               (b)    (i) Bankruptcy of a Partner; or

                      (ii) The entry of any order against any Partner decreeing
               the dissolution of such Partner, which order is not vacated or otherwise terminated within thirty (30) days;

               (c) Fraud or willful misconduct by a Partner;

               (d) Any attempted dissolution of the Partnership in violation of
Section 11.7;

               (e) Any attempted withdrawal from the Partnership in violation of this Agreement.


Upon the occurrence of an Event of Default, the non-defaulting Partner may elect to either (1) purchase the defaulting Partner's Partnership Interest, for a price equal to the lesser of such Partner's initial Capital Account balance or then Capital Account balance, or (ii) to terminate the Agreement and liquidate the Partnership, in the manner set forth in this Article XI. If the non-defaulting Partner elects to purchase the defaulting Partner's Partnership Interest, the non-defaulting Partner shall pay the price described in the preceding sentence no later than ninety (90) days after delivery of a notice of default. If the Event of Default is the result of the act or omission of the Managing General Partner, such Managing General Partner shall be deemed to be immediately removed from such position.

               11.7 NO ACTION FOR DISSOLUTION. Except as expressly permitted in this Agreement, a Partner shall not take any voluntary action that directly causes a dissolution of the Partnership. The Partners acknowledge that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership under circumstances where dissolution is not required by Section
11.1. This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the Partnership Interests. Accordingly, each Partner hereby waives and renounces its right to initiate legal action to seek the appointment of a receiver or trustee to liquidate the Partnership or to seek a decree of judicial dissolution of the Partnership on the ground that (a) it is not reasonably practicable to carry on the business of the Partnership in conformity with the Certificate or this Agreement, or (b) dissolution is reasonably necessary for the protection of the rights or interests of the complaining Partner. Damages for breach of this Section 11.7 are monetary damages only (and not specific performance), and the damages may be offset against distributions by the Partnership to which such Partner would otherwise be entitled. Each Partner hereby irrevocably waives any right that it may have to maintain any action for partition with respect to the property of the Partnership during the term of the Partnership.

                                   ARTICLE XII

                              INTENTIONALLY DELETED

                                  ARTICLE XIII

                                  MISCELLANEOUS

               13.1 AMENDMENT. This Agreement may be amended only with the prior written consent of both of the Partners.

               13.2 WITHHOLDING TAXES. If the Partnership is obligated to withhold and pay any taxes with respect to any Partner, any tax required to be withheld may be withheld from any distribution otherwise payable to such Partner, or in lieu thereof upon remittance to the appropriate tax authority may be charged to that Partner's Capital Account as if the amount of such tax had been distributed to such Partner.

               13.3 FURTHER ASSURANCES. The Partners shall execute and deliver any further instruments or documents and perform any additional acts that are or may become necessary to effectuate and carry on the Partnership created by this Agreement.

               13.4 BINDING EFFECT. Subject to the restrictions on transfer set forth in Article X, this Agreement is binding on and inures to the benefit of the Partners and their respective permitted transferees, successors, assigns and legal representatives.

               13.5 GOVERNING LAW. The laws of the State of California, including, without limitation, the Act, govern the organization and internal affairs of the Partnership and the liability of the Partners of the Partnership.

               13.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter herein.

               13.7 COUNTERPARTS. This Agreement may be executed in one (1) or more counterparts with the same force and effect as if each of the signatories had executed the same instrument.

               13.8 PARTIES IN INTEREST. Except as expressly provided in the Act, nothing in this Agreement confers any rights or remedies under or by reason of this Agreement on any Persons other than the Partners and their respective permitted successors and assigns, nor does anything in this Agreement relieve or discharge the obligation or liability of any third Person to any party to this Agreement, nor does any provision give any third Person any right of subrogation or action over or against any party to this Agreement.

               13.9 PRONOUNS; STATUTORY REFERENCES. All pronouns and all variations thereof are deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations, the Act, or other statutes or laws includes all amendments, modifications or replacements of the specific sections and provisions concerned.

               13.10 HEADINGS. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

               13.11 INTERPRETATION. If any claim is made by any Partner relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied because this Agreement was prepared by or at the request of a particular Partner or its counsel.

               13.12 REFERENCES TO THIS AGREEMENT. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

               13.13 EXHIBITS. All Exhibits attached to this Agreement are incorporated and shall be treated as if set forth herein.

               13.14 SEVERABILITY. If any provision of this Agreement or the application of such provision to any person or circumstance is held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid will not be affected thereby.

               13.15 ATTORNEY FEES. If any dispute between the Partnership and the Partners or among the Partners should result in litigation or arbitration, the prevailing party in such dispute is entitled to recover from the other party all reasonable fees, costs and expenses of enforcing any right of the prevailing party, including, without limitation, reasonable attorneys' fees and expenses and expert witness fees.

               13.16 TIME IS OF THE ESSENCE. All dates and times in this Agreement are of the essence.

               13.17 REMEDIES CUMULATIVE. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be entitled at law or in equity.

               13.18 CONFIDENTIALITY AND PUBLICITY. The parties agree to keep this transaction, this Agreement and any documents received from each other in connection herewith confidential, except to the extent necessary to comply with applicable law and regulations, or in order to carry out the obligations set forth in this Agreement. No press release or other public disclosure may be made by either party or any of its agents concerning this transaction without the prior written consent of the other parties.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

APARTMENT MANAGEMENT COMPANY, LLC,
a Delaware limited liability company

By:     Irvine Apartment Communities, L.P.,
        a Delaware limited partnership

        By:    Irvine Apartment Communities, LLC
               a Delaware limited liability company
               its general partner

               By:
                  -----------------------------------
                      Max Gardner
                      Its President

               By:
                  -----------------------------------
                      Leslie A. Corea
                      Its Vice President & Controller

THE IRVINE COMPANY,
a Delaware corporation

By:
   --------------------------------
        Clarence W. Barker
        Executive Vice President

By:
   --------------------------------
        David A. Patty
        Executive Vice President,
        Investment Properties Group